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                                                                    Exhibit 23.7

                         CONSENT OF ARTHUR ANDERSEN LLP



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated September 15, 1993 incorporated by reference or included in Optical Radiation Corporation's Annual Report on Form 10-K for the year ended July 31, 1993 and to all references to our firm included in this Registration Statement.



                                                ARTHUR ANDERSEN LLP


Los Angeles, California
September 8, 1994